Metris Receivables, Inc.                                                     Metris Master Trust                    Monthly Report
Certificateholder's Statement                                                   Series 1997-2                             Feb-2002
Section 5.2                                                                         Class A            Class B             Class C
(i)  Certificate Amount ......................................................  455,000,000.00     101,500,000.00    98,000,000.00
(ii)  Certificate Principal Distributed ......................................            0.00               0.00             0.00
(iii)  Certificate Interest Distributed ......................................      725,472.22         179,993.33       221,044.44
(iv)  Principal Collections ..................................................   19,212,992.29       4,285,975.20     4,138,182.95
(v)  Finance Charge Collections ..............................................    9,095,132.81       2,028,914.24     1,958,951.68
       Recoveries ............................................................       25,862.92           5,769.42         5,570.47
       Principal Account Earnings ............................................            0.00               0.00             0.00
       Accum. Period Reserve Acct. Earnings ..................................            0.00               0.00             0.00
         Total Finance Charge Collections ....................................    9,120,995.73       2,034,683.66     1,964,522.15
                      Total Collections ......................................   28,333,988.02       6,320,658.86     6,102,705.10
(vi)  Aggregate Amount of Principal Receivables ..............................              --                 --               --
       Invested Amount (End of Month) ........................................  455,000,000.00     101,500,000.00    98,000,000.00
       Floating Allocation Percentage ........................................       5.0465639%         1.1257719%       1.0869522%
       Fixed/Floating Allocation Percentage ..................................             N/A                N/A              N/A
       Invested Amount (Beginning of Month) ..................................  455,000,000.00     101,500,000.00    98,000,000.00
       Average Daily Invested Amount .........................................              --                 --               --
(vii)  Receivable Delinquencies (As a % of Total Receivables) ................              --                 --               --
       Current ...............................................................              --                 --               --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ............              --                 --               --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...........              --                 --               --
       90 Days and Over (60+ Days Contractually Delinquent) ..................              --                 --               --
                      Total Receivables ......................................              --                 --               --
(viii)  Aggregate Investor Default Amount ....................................              --                 --               --
         As a % of Average Daily Invested Amount .............................              --                 --               --
        (Annualized based on 365 days/year) ..................................              --                 --               --
(ix)  Charge-Offs ............................................................            0.00               0.00             0.00
(x)  Servicing Fee ...........................................................              --                 --               --
(xi)  Pool Factor ............................................................         1.00000            1.00000          1.00000
(xii)  Unreimbursed Reallocated Principal Collections ........................              --               0.00             0.00
(xiii)  Excess Funding Account Balance .......................................              --                 --               --
(xiv)  Class C Reserve Amount ................................................              --                 --               --
         Class C Reserve Account Balance .....................................              --                 --               --
         Class C Trigger Event Occurrence ....................................              --                 --               --
(xv)  Number of New Accounts Added to the Trust ..............................              --                 --               --
(xvi)  Average Net Portfolio Yield ...........................................              --                 --               --
(xvii)  Minimum Base Rate ....................................................              --                 --               --
(xviii)  Principal Funding Account Balance ...................................              --                 --               --
(xix)  Accumulation Shortfall ................................................              --                 --               --
(xx)  Scheduled Commencement date of the Accumulation Period .................              --                 --               --
        Accumulation Period Length ...........................................              --                 --               --
(xxi)  Required Reserve Account Amount .......................................              --                 --               --
        Available Reserve Account Amount .....................................              --                 --               --
        Covered Amount .......................................................              --                 --               --


                                                                                      Class D            Total
(i)  Certificate Amount ......................................................   45,500,000.00     700,000,000.00
(ii)  Certificate Principal Distributed ......................................              --               0.00
(iii)  Certificate Interest Distributed ......................................              --       1,126,510.00
(iv)  Principal Collections ..................................................    1,920,335.99      29,557,486.43
(v)  Finance Charge Collections ..............................................      908,987.81      13,991,986.54
       Recoveries ............................................................        2,586.29          39,789.10
       Principal Account Earnings ............................................            0.00               0.00
       Accum. Period Reserve Acct. Earnings ..................................            0.00               0.00
         Total Finance Charge Collections ....................................      911,574.10      14,031,775.64
                      Total Collections ......................................    2,831,910.09      43,589,262.07
(vi)  Aggregate Amount of Principal Receivables ..............................              --   9,016,035,625.42
       Invested Amount (End of Month) ........................................   45,500,000.00     700,000,000.00
       Floating Allocation Percentage ........................................       0.5046564%         7.7639445%
       Fixed/Floating Allocation Percentage ..................................             N/A          0.0000000%
       Invested Amount (Beginning of Month) ..................................   45,500,000.00     700,000,000.00
       Average Daily Invested Amount .........................................              --     699,971,204.97
(vii)  Receivable Delinquencies (As a % of Total Receivables) ................              --                 --
       Current ...............................................................           84.40%  8,025,028,520.07
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ............            5.89%    560,225,476.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...........            2.80%    266,715,053.95
       90 Days and Over (60+ Days Contractually Delinquent) ..................            6.91%    656,764,835.35
                      Total Receivables ......................................          100.00%  9,508,733,885.44
(viii)  Aggregate Investor Default Amount ....................................              --       7,702,602.51
         As a % of Average Daily Invested Amount .............................              --                 --
        (Annualized based on 365 days/year) ..................................              --              14.34%
(ix)  Charge-Offs ............................................................              --               0.00
(x)  Servicing Fee ...........................................................              --       1,073,972.60
(xi)  Pool Factor ............................................................              --                 --
(xii)  Unreimbursed Reallocated Principal Collections ........................            0.00               0.00
(xiii)  Excess Funding Account Balance .......................................              --               0.00
(xiv)  Class C Reserve Amount ................................................              --               0.00
         Class C Reserve Account Balance .....................................              --               0.00
         Class C Trigger Event Occurrence ....................................              --                 No
(xv)  Number of New Accounts Added to the Trust ..............................              --             42,713
(xvi)  Average Net Portfolio Yield ...........................................              --            11.7869%
(xvii)  Minimum Base Rate ....................................................              --             4.2129%
(xviii)  Principal Funding Account Balance ...................................              --               0.00
(xix)  Accumulation Shortfall ................................................              --                N/A
(xx)  Scheduled Commencement date of the Accumulation Period .................              --        August 2002
        Accumulation Period Length ...........................................              --                N/A
(xxi)  Required Reserve Account Amount .......................................              --                N/A
        Available Reserve Account Amount .....................................              --                N/A
        Covered Amount .......................................................              --               0.00

Each February, the Metris Master Trust results are affected by the short calendar month. The February 2002 reported monthly default rate of 14.3% would have been 13.4% in a 30-day calendar month. The February 2002 reported monthly yield of 26.1% would have been 26.8% in a 30 day calendar month. The resulting weighted average excess spread for all series of 7.0% would have been 8.6%.